As filed with the Securities and Exchange Commission on May 30, 2025
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	16-1213679 (I.R.S. Employer Identification No.)

5790 Widewaters Parkway Dewitt, New York 13214 (Address of Principal Executive Offices) (Zip Code)
Community Financial System, Inc. 401(k) Employee Stock Ownership Plan (Full title of the plan)

Michael N. Abdo, Esq.

Executive Vice President and General Counsel

5790 Widewaters Parkway

DeWitt, New York 13214

(Name and address of agent for service)

(315) 445-2282

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicated by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

 ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by Community Financial System, Inc. (the “Registrant”) to register an additional 1,500,000 shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), which may be issued under the Community Financial System, Inc. 401(k) Employee Stock Ownership Plan (the “Plan”). We intend to issue the Common Stock with open market purchases.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of Form S-8 will be delivered to participants in the Plan in accordance with Form S−8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant (Commission File No. 001-13695) with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this registration statement by reference:

(a) The Registrant’s Annual Report on Form 10−K for the fiscal year ended December 31, 2024, filed with the Commission on February 28, 2025.

(b) The Registrant’s Quarterly Report on Form 10−Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 9, 2025.

(c) The Registrant’s Current Reports on Form 8−K filed on February 14, 2025, March 11, 2025, and May 23, 2025.

(d) The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s 2025 Annual Meeting of Stockholders, filed with the Commission on March 28, 2025, that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(e) The description of the Company’s common stock contained in the Registration Statement on Form 8-A (File No. 001-13695) filed on December 9, 1997, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8−K furnished pursuant to Item 2.02 or Item 7.01 of Form 8−K, including any exhibits included with such information, unless otherwise indicated therein), and prior to the filing of a post−effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

This power to indemnify applies to actions or suits brought by or in the right of the corporation to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article 9 of the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant’s directors shall not be liable to the Registrant or its shareholders for monetary damages as a result of breach of fiduciary duty, except for liability in connection with a breach of a director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, for a transaction from which a director derives an improper personal benefit, or for liability arising under Section 174 of the DGCL.

Article 7 of the Registrant’s Bylaws provides that the Registrant shall indemnify any person made, or threatened to be made, a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the registrant against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement, to the fullest extent and in the manner set forth in and permitted by the DGCL, and any other applicable law, as from time to time in effect.

The Registrant is insured against liabilities it may incur by reason of its indemnification of officers and directors in accordance with its Bylaws. In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of the Registrant and its subsidiaries.

The foregoing summaries are necessarily subject to the complete texts of Section 145 of the DGCL, the Registrant’s Certificate of Incorporation, as amended, and the Registrant’s Bylaws, as amended, referred to above and are qualified in their entirety by reference thereto.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit No. 3.1 to the Current Report on Form 8-K filed with the Commission on May 16, 2024.

4.2	Bylaws of Registrant, as amended and restated. Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on May 16, 2024.

4.3	Community Financial System, Inc. 401(k) Employee Stock Ownership Plan, dated as of December 20, 2011. Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-8 filed on December 20, 2013 (Registration No. 001-13695).

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (contained on the Signature Page of this registration statement).

107	Filing fee table

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, State of New York, on the 30th day of May, 2025.

COMMUNITY FINANCIAL SYSTEM, INC.

By:	/s/ Dimitar A. Karaivanov
Dimitar A. Karaivanov
President and Chief Executive Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, State of New York, on the 30th day of May, 2025.

COMMUNITY FINANCIAL SYSTEM, INC. 401(k) EMPLOYEE STOCK OWNERSHIP PLAN

Community Bank, N.A., Trustee

By:	/s/ Dimitar A. Karaivanov
Dimitar A. Karaivanov
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dimitar A. Karaivanov and Marya Burgio Wlos, and each of them, his or her true and lawful attorneys−in−fact and agents, with full power of substitution and re−substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys−in−fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dimitar A. Karaivanov Dimitar A. Karaivanov	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 30, 2025

/s/ Marya Burgio Wlos Marya Burgio Wlos	Treasurer, Executive Vice President, and Chief Financial Officer (Principal Financial Officer)	May 30, 2025

/s/ Deresa F. Durkee Deresa F. Durkee	Assistant Treasurer, Senior Vice President, and Chief Accounting Officer (Principal Accounting Officer)	May 30, 2025

/s/ Eric E. Stickels Eric E. Stickels	Chair of the Board	May 30, 2025

/s/ Mark J. Bolus Mark J. Bolus	Director	May 30, 2025

/s/ Neil E. Fesette Neil E. Fesette	Director	May 30, 2025

/s/ Jeffery J. Knauss Jeffery J. Knauss	Director	May 30, 2025

/s/ Kerrie D. MacPherson Kerrie D. MacPherson	Director	May 30, 2025

/s/ John Parente John Parente	Director	May 30, 2025

/s/ Raymond C. Pecor Raymond C. Pecor, III	Director	May 30, 2025

/s/ Savneet Singh Savneet Singh	Director	May 30, 2025

/s/ Sally A. Steele Sally A. Steele	Director	May 30, 2025

/s/ Michele P. Sullivan Michele P. Sullivan	Director	May 30, 2025

/s/ John F. Whipple, Jr. John F. Whipple, Jr.	Director	May 30, 2025

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit No. 3.1 to the Current Report on Form 8-K filed with the Commission on May 16, 2024

4.2	Bylaws of Registrant, as amended and restated. Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on May 16, 2024.

4.3	Community Financial System, Inc. 401(k) Employee Stock Ownership Plan, dated as of December 20, 2011. Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-8 filed on December 20, 2013 (Registration No. 001-13695).

23.1+	Consent of PricewaterhouseCoopers LLP.

107	Filing fee table

+ Filed herewith.

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